UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2025

Accolade, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39348	01-0969591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Third Avenue, Suite 1700
Seattle, WA 98101
(Address of Principal Executive Offices and Zip Code)
(206) 926-8100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ACCD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Merger (as defined below) pursuant to the Agreement and Plan of Merger, dated as of January 8, 2025 (the “Merger Agreement”), by and among Accolade, Inc., a Delaware corporation (the “Company”), Transcarent, Inc., a Delaware corporation (“Parent”), and Acorn Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”).

On April 8, 2025 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent.

The foregoing description of the Merger Agreement and the transactions contemplated thereby contained in this Introductory Note, including the Merger, does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

On the Closing Date, the Company and U.S. Bank Trust Company, National Association, a national banking association organized under the laws of the United States of America (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), entered into the First Supplemental Indenture, dated as of the Closing Date (the “First Supplemental Indenture”), to the Indenture, dated as of March 24, 2021, by and between the Company and the Trustee (the “Original Indenture” and, together with the First Supplemental Indenture, the “Indenture”), relating to the Company’s 0.50% Convertible Senior Notes due 2026 (the “Notes”). As of the Closing Date, $211,041,000 aggregate principal amount of the Notes were outstanding.

As a result of the Merger, and pursuant to the First Supplemental Indenture, at and after the effective time of the Merger (the “Effective Time”), the right to convert each $1,000 principal amount of Notes was changed into a right to convert such principal amount of Notes into an amount of cash equal to the Conversion Rate (as defined in the Indenture) in effect on the relevant Conversion Date (as defined in the Indenture) (subject to any adjustment pursuant to the Indenture, including any increase as a result of a Make-Whole Fundamental Change (as defined in the Indenture)) multiplied by $7.03 (which is an amount equal to the Merger Consideration (as defined below)).

The consummation of the Merger constitutes a Merger Event, a Fundamental Change and a Make-Whole Fundamental Change (each as defined in the Indenture) under the Indenture. The effective date of the Merger Event, Fundamental Change and Make-Whole Fundamental Change in respect of the Notes is the Closing Date.

As a result of the Fundamental Change, each holder of Notes will have the right to require the Company to repurchase its Notes pursuant to the terms and procedures set forth in the Indenture for a cash repurchase price equal to the Fundamental Change Repurchase Price (as defined in the Indenture) on May 6, 2025.

The foregoing descriptions of the Indenture and the transactions contemplated thereby do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Indenture. A copy of the Original Indenture was filed as Exhibit 4.3 to the Current Report on Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 26, 2024. A copy of the First Supplemental Indenture is filed as Exhibit 4.1 hereto. The Indenture and the First Supplemental Indenture are incorporated by reference into this Item 1.01. This Current Report on Form 8-K does not constitute an offer to tender for, or purchase, or a solicitation of an offer to tender for, or purchase, any of the Notes or any other security.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Items 3.01, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, at the Effective Time, each share of common stock of the Company, par value $0.0001 per share (the “Company Common Stock”), that was issued and outstanding immediately prior to the Effective Time (each, a “Share”, and collectively, the “Shares”), subject to certain customary exceptions specified in the Merger Agreement, was automatically converted into the right to receive $7.03 in cash, without interest (the “Merger Consideration”) and subject to applicable withholding taxes.

Pursuant to the Merger Agreement, at the Effective Time, (i) all Shares underlying Company stock options outstanding immediately prior to the Effective Time that were vested, after giving effect to any applicable vesting acceleration and separation right applicable to any individual other than a continuing employee, with an exercise price per Share that is less than the Merger Consideration (each, a “Vested Company Option”), (ii) restricted stock units outstanding immediately prior to the Effective Time that were vested, after giving effect to any applicable vesting acceleration and separation right applicable to any individual other than a continuing employee, (each, a “Vested Company RSU”) and (iii) restricted stock units outstanding immediately prior to the Effective Time that vested, or became eligible to vest, based on the achievement of performance conditions and that were vested or that became vested at the Effective Time, after giving effect to any applicable vesting acceleration and separation right applicable to any individual other than a continuing employee (each, a “Vested Company PSU”) were canceled and converted into the right to receive the Merger Consideration (or, in the case of such Vested Company Option, the difference between the Merger Consideration and the applicable per share exercise price), less any applicable tax withholdings.

Company stock options, whether vested or unvested, that had an exercise price per Share that was equal to or greater than the Merger Consideration were canceled without consideration.

At the Effective Time, the portion of each Company stock option, restricted stock unit, including any restricted stock unit that vested, or became eligible to vest, based on the achievement of performance conditions that were not Vested Company Options, Vested Company RSUs, or Vested Company PSUs were canceled without consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby contained in this Item 2.01, including the Merger, does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On April 8, 2025, the Company (i) notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq file a Form 25 Notification of Removal from Listing and/or Registration with the SEC to remove the Company Common Stock from listing on Nasdaq and deregister the Company Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

After effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 to terminate the registration of the Company Common Stock under the Exchange Act and suspend the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act. Trading of the Company Common Stock on Nasdaq was halted prior to the opening of trading on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Except as described in Item 2.01, pursuant to the Merger Agreement, each Share, subject to certain customary exceptions specified in the Merger Agreement, was automatically converted into the right to receive the Merger Consideration.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change in control of the Company occurred, and the Company became an indirect wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

At the Effective Time, pursuant to the Merger Agreement, Rajeev Singh, Jeff Brodsky, Michael Hilton, Jeff Jordan, Cindy Kent, Peter Klein, Dawn Lepore, Elizabeth Nabel, and Pat Wadors, each of whom was a director of the Company as of immediately prior to the Effective Time, ceased to be a director of the Company and a member of any committee of the Company’s Board of Directors.

At the Effective Time, pursuant to the Merger Agreement, Rajeev Singh, Stephen Barnes, Rob Cavanaugh, and Richard Eskew, each of whom was an officer of the Company as of immediately prior to the Effective Time, ceased to be an officer of the Company. In connection with Mr. Cavanaugh’s and Mr. Eskew’s separation from the Company, each such officer and the Company entered into a separation agreement, pursuant to which each of Mr. Cavanaugh and Mr. Eskew will receive (i) a cash payment equal to 12 months of such officer’s base salary and (ii) up to 12 months of payment of COBRA group health insurance continuation. The foregoing description of such separation agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the separation agreements, copies of which are filed as Exhibit 2.2 and Exhibit 2.3 hereto and are incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Effective upon completion of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1 hereto. Such exhibit is incorporated by reference into this Item 5.03.

Effective upon completion of the Merger, the bylaws of the Company, as in effect immediately prior to the Merger, were amended and restated to be in the form of the bylaws attached as Exhibit 3.2 hereto. Such exhibit is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description
2.1*
Agreement and Plan of Merger, dated as of January 8, 2025, by and among Accolade, Inc., Transcarent, Inc. and Acorn Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 8, 2025).

2.2	Separation Agreement, dated as of March 29, 2025, by and between Accolade, Inc. and Robert Cavanaugh.
2.3	Separation Agreement, dated as of March 28, 2025, by and between Accolade, Inc. and Richard Eskew.
3.1	Amended and Restated Certificate of Incorporation of Accolade, Inc.
3.2	Amended and Restated Bylaws of Accolade, Inc.
4.1	First Supplemental Indenture, dated as of April 8, 2025, to the Indenture, dated March 29, 2021, by and between Accolade, Inc. and U.S. Bank Trust Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCOLADE, INC.

	By:	/s/ Rajeev Singh
Rajeev Singh
Chief Executive Officer
Date: April 8, 2025